UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 6, 2008

Obagi Medical Products, Inc.

(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

310 Golden Shore, Suite 100, Long Beach, CA  90802
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

On November 6, 2008, Obagi Medical Products, Inc. issued a press release announcing financial results for the three and nine months ended September 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished herewith pursuant to Item 2.02 of this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated November 6, 2008

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: November 6, 2008	By:	/s/ PRESTON S. ROMM
Preston S. Romm
Chief Financial Officer

3

Exhibit 99.1

Contact:
Preston Romm	Or:
CFO, EVP of Finance, Operations and Administration	Ina McGuinness/Lena Adams
Obagi Medical Products, Inc.	ICR, Inc.
562.628.1007	310.954.1100

OBAGI MEDICAL PRODUCTS REPORTS
THIRD QUARTER 2008 FINANCIAL RESULTS

Long Beach, Calif. — November 6, 2008 — Obagi Medical Products, Inc. (NASDAQ: OMPI), a leader in topical aesthetic and therapeutic skin health systems, today reported financial results for the third quarter and nine months ended September 30, 2008.

Despite the overall weakness in U.S. consumer spending and confidence, which has had a significant impact on the market for aesthetic procedures, net sales for the third quarter of 2008 were $26.0 million, compared with $26.3 million in the third quarter of 2007, with domestic and international sales representing 84% and 16% of sales, respectively.

Gross margin percentage was 80.3% in the third quarter of 2008, compared with 82.5% in the same quarter last year, primarily as a result of lower license fees and additional promotions.

Selling, general and administrative expenses increased $1.4 million to $15.0 million, with cost cutting programs more than offset by expenses associated with the SoluCLENZ Rx Gel™ launch and support, the direct-to-customer (DTC) awareness campaign and double rent paid during the quarter in conjunction with the Company’s move to new headquarters.  As anticipated, these expenses amounted to $1.6 million on a pre-tax basis, or $0.04 per diluted share.

Net interest income for the third quarter amounted to $63,000, compared to net interest expense of $355,000 during the same quarter last year.  This improvement of $418,000 was due to positive cash flow and paying off outstanding debt.

Net income was $2.9 million, or $0.13 per diluted share, versus $3.9 million, or $0.18 per diluted share, for the third quarter of 2007.

Highlights from the Company’s third quarter and the subsequent weeks include:

•	Signed new international distribution agreements for China and Australia, with several new agreements pending;

•	Established 294 new physician accounts and increased active accounts as of September 30, 2008 to more than 5,600, up 12% from a year ago;

•	Expanded the Company’s domestic sales force to 133 people, up from 130 in mid-August 2008;

•
Launched SoluCLENZ Rx Gel, the only prescription “solubilized” benzoyl peroxide (BPO) gel for the treatment of acne, marking Obagi’s entry into the Rx channel. The initial net sales from SoluCLENZ Rx Gel recognized based on actual prescriptions totaled $25,000 since the soft launch in September;

•
Presented three posters at the Summer American Academy of Dermatology meeting that demonstrated greater efficacy in the treatment of mild to moderately severe acne vulgaris at early intervals up to six weeks for Obagi’s solubilized BPO formulation (CLENZIderm M.D.™ and SoluCLENZ Rx Gel) compared to a leading BPO/Clindamycin drug combination, without the concerns associated with antibiotic resistance;

•
Published a study of Obagi’s copper-zinc malonate eye treatment ELASTIderm™ in the September 2008 issue of Experimental Dermatology, a premier journal of investigative dermatology.  The results of the study suggest that six weeks of treatment with ELASTIderm can enhance the biosynthesis of elastin in skin; and

•
Announced positive study results at the Fall Clinical Dermatology Conference showing that use of Obagi’s ELASTIderm™ Décolletage System is highly effective in improving photodamaged skin of the chest and neck in as early as two weeks.

Chief Executive Officer, Steve Carlson, stated, “Given the current turbulent economic conditions and our seasonally weakest time of the year, we are pleased with our overall third quarter financial performance. While the consumer environment has been deteriorating and the worldwide economy remains unstable, our revenue was flat compared to last year.  We will continue to take actions to improve operating efficiencies and financial discipline and make adjustments to our spending levels as necessary to improve upon our proven track record of profitability.”

“More importantly, Obagi remains an industry leader. Looking at our opportunities, we will continue our strategy of launching at least two new product innovations each year and 2009 will be no exception. We are also enthusiastic about the potential for growth for our international business. While this remains a smaller portion of our revenue, we are encouraged by progress in key geographies.”

Results for the First Nine Months of 2008
For the first nine months of 2008, compared with the first nine months of 2007:
•	Net sales were $79.2 million, an increase of 5%, compared with $75.4 million;
•	Operating income declined 13% to $17.1 million, compared with $19.7 million;
•	Net income was $10.4 million, or $0.46 per diluted share, compared with net income of $10.7 million, or $0.49 per diluted share;
•	Gross margin percentage was 81.2%, compared with 82.6%; and
•	Net interest income was $186,000, compared with net interest expense of $2.0 million, resulting from the elimination of outstanding debt.

The above operating income and earnings per diluted share through September 2008 included expenses associated with the SoluCLENZ Rx Gel launch and support, the DTC awareness campaign and double rent, which in aggregate amounted to $1.9 million on a year to date pre-tax basis, or an EPS impact of $0.05 per diluted share.

Strengthened Balance Sheet
As of September 30, 2008, the Company was debt free with cash and cash equivalents totaling $24.4 million, compared with $14.1 million at December 31, 2007.  Working capital totaled $46.4 million and stockholders’ equity totaled $62.0 million as of September 30, 2008.  This compares with $34.2 million in working capital and $49.7 million in stockholders’ equity as of December 31, 2007.

Revisions to Financial Guidance
The Company is revising guidance for the fourth quarter taking into consideration the continuing deterioration in the economy and its effect on strategic investments that it previously thought would create growth opportunities in the fourth quarter. As a result of the changes in the economy and its plans to continue to invest in strategic growth opportunities, the Company now expects the fourth quarter revenue to be in the range of $26.0 to $27.0 million, with EPS of $0.12 to $0.14, down from the previously guided $31.0 to $33.0 million and EPS of $0.26 to $0.29.  This represents a flat to 4% decline in year over year revenue.

Conference Call Information
Obagi’s management will host a conference call to discuss the Company's financial performance today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors interested in participating in the live call can dial (800) 762-8908 from the U.S. International callers can dial (480) 629-9031. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 20, by dialing (800) 406-7325 from the U.S., or (303) 590-3030 for international callers and entering confirmation code 3932987. There also will be a simultaneous webcast that will be archived for 30 days on the Investor Relations section of the Company’s web site at www.obagi.com.

About Obagi Medical Products, Inc. (www.obagi.com)
Obagi Medical Products develops and commercializes skin health products for the dermatology, plastic surgery, and related aesthetic markets. Using its Penetrating Therapeutics™ technologies, Obagi Medical's products are designed to improve penetration of agents across the skin barrier for common and visible skin conditions in adult skin including chloasma, melasma, senile lentigines, acne vulgaris and sun damage. Obagi's skin care product introductions are as follows: Obagi Nu-Derm™, 1988; Obagi-C Rx™ (the only prescription-strength vitamin C and hydroquinone system), 2004; Obagi Professional-C™ (a line of highly stable vitamin C serums), 2005; Obagi Nu-Derm™ Condition and Enhance for use with cosmetic procedures, 2006; Obagi ELASTIderm™ eye treatment and Obagi CLENZIderm M.D.™ acne therapeutic systems, 2007; a formulation of CLENZIderm M.D.™ Systems for normal to dry skin, June 2007; ELASTIderm™ Décolletage System, January 2008 and SoluCLENZ Rx Gel™, August 2008.

Forward Looking Statements
There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should," "potential," "anticipates," "plans," or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to the current and continued deterioration in the global economy, intense competition our products face and will face in the future, the level of market acceptance of our products, including SoluCLENZ Rx Gel, the possibility that our products could be rendered obsolete by technological or medical advances, the possibility that we may become involved in intellectual property claims and litigation that could adversely affect the profitability of or our ability to sell our products, the possibility that our products may cause undesirable side effects and the fact that our ability to commercially distribute our products may be significantly harmed if the regulatory environment governing our products changes. A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Obagi Medical Products does not intend to update this information.

###

Obagi Medical Products, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2007
Assets	(unaudited)
Current assets
Cash and cash equivalents	$24,373	$14,054
Accounts receivable, net	18,567	17,370
Accounts receivable from related parties, net	794	982
Inventories, net	7,826	6,047
Prepaid expenses and other current assets	5,641	5,782
Total current assets	57,201	44,235
Property and equipment, net	4,231	2,759
Goodwill	4,629	4,629
Intangible assets, net	5,417	5,760
Other assets	2,247	2,380
Total assets	$73,725	$59,763
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,566	$6,664
Current portion of long-term debt	47	54
Accrued liabilities	3,234	3,274
Total current liabilities	10,847	9,992
Long-term debt	24	42
Other long-term liabilities	904	-
Total liabilities	11,775	10,034
Commitments and contingencies
Stockholders’ equity
Common stock, $.001 par value; 100,000,000 shares authorized, 22,691,238 and 22,653,349 shares issued and 22,670,460 and 22,643,564 shares
outstanding at September 30, 2008 and December 31, 2007, respectively	23	23
Additional paid-in capital	57,626	55,805
Accumulated earnings (deficit)	4,373	(6,031)
Accumulated other comprehensive loss	(72)	(68)
Total stockholders’ equity	61,950	49,729
Total liabilities and stockholders’ equity	$73,725	$59,763

Obagi Medical Products, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Net sales	$26,012	$26,281	$79,158	$75,394
Cost of sales	5,114	4,604	14,888	13,125
Gross profit	20,898	21,677	64,270	62,269
Selling, general and administrative expenses	14,985	13,610	43,260	38,446
Research and development expenses	1,155	1,355	3,872	4,121
Income from operations	4,758	6,712	17,138	19,702
Interest income	91	-	279	100
Interest expense	(28)	(355)	(93)	(2,110)
Income before provision for income taxes	4,821	6,357	17,324	17,692
Provision for income taxes	1,914	2,495	6,920	6,968
Net income	$2,907	$3,862	$10,404	$10,724

Net income attributable to common shares:
Basic	$0.13	$0.18	$0.46	$0.49
Diluted	$0.13	$0.18	$0.46	$0.49

Weighted average common shares outstanding:
Basic	22,658,232	21,808,483	22,652,205	21,804,159
Diluted	22,693,197	22,032,881	22,703,071	21,967,641

Segment information:

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Net sales by segment
Physician dispensed	$24,773	$24,880	$75,725	$72,045
Pharmacy Rx	25	-	25	-
Licensing	1,214	1,401	3,408	3,349
Net sales	$26,012	$26,281	$79,158	$75,394
Gross profit by segment
Physician dispensed	$19,695	$20,310	$60,941	$59,029
Pharmacy Rx	22	-	22	-
Licensing	1,181	1,367	3,307	3,240
Gross profit	$20,898	$21,677	$64,270	$62,269
Geographic information
United States	$21,743	$22,155	$66,510	$63,685
International	4,269	4,126	12,648	11,709
Net sales	$26,012	$26,281	$79,158	$75,394

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Net sales by product line
Physician dispensed
Nu-Derm	$14,764	$16,259	$43,973	$45,851
Vitamin C	3,104	2,692	9,386	8,531
Elasticity	2,399	1,646	9,502	6,077
Therapeutic	1,780	1,812	4,689	4,219
Other	2,726	2,471	8,175	7,367
Total	24,773	24,880	75,725	72,045
Pharmacy Rx	25	-	25	-
Licensing	1,214	1,401	3,408	3,349
Total net sales	$26,012	$26,281	$79,158	$75,394